VISION OPPORTUNITY MASTER FUND, LTD.
20 W 55th St., 5th Floor
New York, NY 10019

March 16, 2007

Intelligentias, Inc.
8201 Towne Main Drive, #1421
Plano, Texas 75024
Attn: Chief Executive Officer

Re:    Note and Warrant Financing

Gentlemen:

Reference is made to (i) the Note and Warrant Purchase Agreement dated as of December 7, 2006 (the “Purchase Agreement”) by and between Intelligentias, Inc. (formerly Merchandise Creations, Inc.), a Nevada corporation (the “Company”), and Vision Opportunity Master Fund, Ltd. (the “Investor”), pursuant to which the Investor purchased from the Company a secured convertible promissory note in the principal amount of $8,000,000 (the “Note”) and a Series A Warrant, Series J Warrant and Series B Warrant (collectively, the “Warrants”), as described in the Purchase Agreement, and (ii) the Registration Rights Agreement dated as of December 7, 2006 by and between the Company and the Investor (the “Registration Rights Agreement”, and, together with the Purchase Agreement, the Warrants and the other transaction documents set forth in the Purchase Agreement, the “Transaction Documents”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the applicable Transaction Documents.

In consideration of the Investor converting the Note in full before the Maturity Date into shares of Common Stock, the Company shall issue to the Investor 1,750,000 restricted shares of Common Stock (the “Restricted Shares”). The Company agrees to register the Restricted Shares on the Registration Statement and that the Restricted Shares shall constitute Registrable Securities under the Registration Rights Agreement. The parties agree that each of the Company and the Investor shall be entitled to all of the rights and protections and subject to all of the obligations set forth in the Registration Rights Agreement with respect to the Restricted Shares.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Kindly acknowledge your agreement to the foregoing by signing in the place indicated below.

Very truly yours,

VISION OPPORTUNITY MASTER FUND, LTD.

By: ___________________________
Name:
Title:

Acknowledged and agreed:

INTELLIGENTIAS, INC.

By: ___________________________
Name:
Title:

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